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                                   Exhibit 21

                         Subsidiaries of the Registrant



Parent
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First Southern Bancshares, Inc.

                                Percentage                    Jurisdiction or
Subsidiaries (a)                of Ownership           State of Incorporation
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First Southern Bank                     100%                       Alabama

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(a)  The operation of the Company's wholly owned subsidiary is included in the
     Company's Financial Statements contained in the Annual Report attached hereto as Exhibit 13.